UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EUROPA TRADE AGENCY LTD.
(Exact name of registrant as specified in its charter)

NEVADA	98-0434104
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3715 West 14th Avenue, Vancouver, B.C. Canada	V6R 2W8
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-118808

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

NONE	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK $0.001 PAR VALUE PER SHARE (Title of class)

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the sections entitled “Description of Securities” in that portion of the Prospectus contained in Registrant’s Registration Statement on Form SB-2 (File No. 333-118808) filed with the Securities and Commission on September 3, 2004, as amended (the "Registration Statement") (including any prospectus filed by the Registrant pursuant to rule 424(b) promulgated under the Securities Act of 1933, as amended).

Item 2. Exhibits.

3.1	Articles of Incorporation. (1)
3.2	Bylaws. (1)
4.1	Share Certificate. (1)

(1)	These documents are incorporated by reference in the Company’s Registration Statement on Form SB-2 (File No. 333-118808) filed with the Securities and Exchange Commission, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Europa Trade Agency Ltd. (Registrant)

Date: June 17, 2005	By:	/s/ Thomas Lamb
Thomas Lamb President, Secretary, Treasurer and Director